UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 30, 2011

SOLAR POWER, INC.

(Exact name of registrant as specified in its charter)

California	000-50142	20- 4956638
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2240 Douglas Boulevard, Suite 200 Roseville, California	95661-3875
(Address and telephone number of principal executive offices)	(Zip Code)

(916) 770-8100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 30, 2011, Solar Power, Inc. (the “Company”) and China Development Bank Corporation (“CDB”) entered into a security agreement (the “Security Agreement”), whereby the Company granted CDB a security interest in certain Collateral (as defined in the Security Agreement). The Security Agreement is providing CDB with security for two term loans facilities CBD, as lender, is extending a wholly owned subsidiary of Company, SPI Solar New Jersey, Inc., as borrower, (“SPI New Jersey”) worth (a) $3,600,000 and RMB72,150,000 and (b) $15,600,000 and RMB77,850,000, discussed below (collectively, the “Facility Agreements” and each a “Facility Agreement”). Under the Security Agreement, CDB may, among other rights involving the Collateral, sell the Collateral or withdraw funds from certain accounts of Company in the event of a default under a Facility Agreement. The Security Agreement terminates upon satisfaction in full of the obligations under the Facility Agreements.

On December 30, 2011, SPI New Jersey entered into two facility agreements with CDB. The first facility agreement between SPI New Jersey and CDB is for a $3,600,000 facility and a RMB72,150,000 facility and relates to EPC Financing for White Rose Solar Power Project (the “White Rose Facility Agreement”). The second facility agreement between SPI New Jersey and CDB is for a $15,600,000 facility and a RMB77,850,000 facility and relates to EPC Financing for ImClone Solar Power Project (the “ImClone Facility Agreement”). SPI New Jersey has twelve months to draw upon the facilities. The interest rate is a variable interest rate based on either LIBOR plus a margin, in the case of a loan under a US dollar portion, or the standard RMB interest rate for similar loans, in the case of a loan under a RMB portion. The interest is payable every six months. Under each Facility Agreement, SPI New Jersey is obligated to pay front-end fee of 1.5% of the total amount of the US dollars portion of a Facility Agreement upon the first drawing under the US dollars portion of that Facility Agreement. Further, SPI New Jersey is obligated to pay front-end fee of 1.5% of the total amount of the RMB portion of a Facility Agreement upon the first drawing under the RMB portion of that Facility Agreement. Additionally, SPI New Jersey is obligated to pay a fee equal to 0.5% per annum of the available but undrawn funds. The loans under a facility may be prepaid in whole or in part. However, any repaid portion cannot be re-borrowed. The full amount outstanding under a facility is required to be paid in full twenty-four months from the date the that facility was first utilized. The all loans outstanding under a facility also become payable on the occurrence of certain invents, including a change of control at SPI New Jersey. In additional to standard events of default, among others, certain events relating to the underlying White Rose Solar Power Project or ImClone Solar Power Project can cause an event of default under the Facility Agreements, respectively.

Item 2.03 Creation of a Direct Financial Obligation.

Item 1.01 is incorporated herein by reference.

The foregoing summary of the terms and conditions of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, attached as Exhibits 10.1, 10.2, and 10.3 hereto, and which is hereby incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	ImClone and White Rose Security Agreement among Solar Power, Inc. and China Development Bank Corporation dated December 30, 2011.

10.2	Facility Agreement relating to EPC Financing for White Rose Solar Power Project between SPI Solar New Jersey, Inc. and China Development Bank Corporation dated December 30, 2011.

10.3	Facility Agreement relating to EPC Financing for ImClone Solar Power Project between SPI Solar New Jersey, Inc. and China Development Bank Corporation dated December 30, 2011.

10.4	Press Release dated January 5, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLAR POWER, INC. a California Corporation

Dated: January 5, 2012	/s/ Alan M. Lefko
Alan M. Lefko
Vice President Finance and Secretary

4